                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                                 AMENDMENT NO. 1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        RESOLUTION ASSISTANCE CORPORATION
                 (Name of small business issuer in its charter)

UTAH                                        87  -  0620191
----------------------------                --------------------
(State  or  jurisdiction  of                (I.R.S.  Employer
incorporation  or organization)              Identification No.)


    4722 W. Harkness Dr., West Jordan, Utah  84088; Telephone (801) 280-2330
    ------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

    4722 W. Harkness Dr., West Jordan, Utah  84088; Telephone (801) 280-2330
    ------------------------------------------------------------------------
       (Address of principal place of business or intended principal place of business)

   C. Brenton Woods,  4722 W. Harkness Dr., West Jordan, Utah  84088; Telephone
   ----------------------------------------------------------------------------
                                 (801) 280-2330
                                 --------------
            (Name, address and telephone number of agent for service)




Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check
the  following  box:                                                        |XX|
                                                                            ---

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.                          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                   |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                   |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.                                                        |__|
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
TITLE  OF  EACH                        PROPOSED       PROPOSED
CLASS  OF                              MAXIMUM        MAXIMUM
SECURITIES                             OFFERING       AGGREGATE     AMOUNT OF
TO  BE            AMOUNT TO BE         PRICE PER      OFFERING      REGISTRATION

REGISTERED        REGISTERED           UNIT           PRICE         FEE
--------------------------------------------------------------------------------
Common  Stock     1,000,000  shares    $0.25          $250,000      $69.50
--------------------------------------------------------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                          COPIES OF COMMUNICATIONS TO:
                              Gary R. Henrie, Esq.
                            10616 Eagle Nest Street
                               Las Vegas, NV 89141
                                 (702) 616-6255

                                   PROSPECTUS

                        RESOLUTION ASSISTANCE CORPORATION
                                1,000,000 SHARES
                                  COMMON STOCK
                                ----------------

We are offering to sell 1,000,000 shares of our common stock at an offering price of $0.25 per share. This is the initial public offering of shares of our common stock and will proceed for a period of nine months or until the offering is sold, whichever is sooner.

Our  common  stock is presently not traded on any market or securities exchange.

--------------------------------------------------------------------------------
          Offering  Price     Commissions     Proceeds  before  expenses
          ---------------     -----------     --------------------------
Per Share      $0.25          $0              $0.25
Total          $250,000       $0              $250,000
--------------------------------------------------------------------------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 5 through 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We are offering this common stock as a self-underwritten direct public offering with a minimum sales requirement $175,000. All offering proceeds will be placed into escrow until the minimum offering amount is raised.



              The Date Of This Prospectus Is: _____________________

                                TABLE OF CONTENTS
                                           PAGE
Summary                                                                    3
Risk  Factors                                                              5
Use  of  Proceeds                                                          7
Determination  of  Offering  Price                                         7
Dilution                                                                   8
Plan  of  Operation                                                        8
Description  of  Business                                                  9
Management  of  RAC                                                       12
Principal  Shareholders                                                   13
Certain  Transactions                                                     14
Description  of  Securities  of  RAC                                      14
Shares  Eligible  for  Future  Sale                                       15
Plan  of  Distribution                                                    16
Interest  of  Named  Experts  and  Counsel                                17
Disclosure  of  Commission  Position  of
  Indemnification  for  Securities  Act Liabilities                       17
Financial  Statements                                                     18
Changes  in  and  Disagreements  with  Accountants                        19
Available  Information                                                    19

                                    SUMMARY


Our  Business

Resolution Assistance Corporation's ("RAC") business plan is to provide educational products to individuals, families, educators, business owners, corporate leaders and government leaders for the purpose of resolving conflict within themselves and their organizations. The conflict resolution information will be marketed and distributed through seminars, workshops, audio cassettes, video programs, and publications. Our business operations are in the start-up phase and we have yet to earn any revenues.

                      -----------------------------------

We were incorporated as a Utah corporation on October 27, 1998. Our principal executive offices are located at 4722 W. Harkness Dr., West Jordan, Utah 84088. Our telephone number is 801-280-2330.

The  Offering

Securities Offered       1,000,000 shares of RAC common stock at $0.25 per
                         share.

Minimum  Offering        Stock  purchase proceeds will be placed into escrow
                         until there is a minimum amount of $175,000 raised in the offering. At the time the minimum amount is raised, offering proceeds will be deposited into the operating account of RAC and used in the business affairs of RAC.

Minimum Investment       Purchasers in the offering will be required to purchase
                         a  minimum  of  1000  shares.


Use  of  Proceeds        Net  proceeds from this offering will be used to market
                         our services and provide our business with working capital.


Direct Public Offering   The offering is being sold by our president as a
                         direct public offering. Management may enter into an underwriting agreement for this offering at a later date.

This  offering
will expire              This offering will close whenever all of the shares are
                         sold, or nine months after the effective date of this prospectus, whichever is sooner.

Summary  Financial  Information

Balance  Sheet  Data:             December  31,  2002

Cash                                    $   4,230
Total  Assets                           $   4,230
Liabilities                             $  75,000
Total Stockholders' Equity (deficit)   ($  70,770)

Income  Statement  Data:

     Net  Revenues                      $     -0-

RISK  FACTORS

We will need a minimum of approximately $175,000 to proceed with our business plan and if unable to raise that amount net of offering costs, we will have to revise our business plan or close our business.

We had cash in the amount of  $4,230 on December 31, 2002.  We currently do not have
any operations and we have no income. Our business plan calls for expenditures in the amount of $100,000 to get our initial products to market. This is in addition to the $75,000 in liabilities that are currently due and payable. If we are able to sell 100% of the shares offered we should be able to pay our liabilities and get our initial products to market after payment of offering expenses. However, even after our initial products are ready to sell, there can be no assurance they will generate sufficient revenues to sustain our business operations without the development of additional products. The funding
needed  at  the  present  time  may  not  be  available  to us.   If we are not
successful in obtaining funding, we will not be able to achieve revenues and our business will most likely fail.

We have not generated revenues and do not expect to generate revenues until a minimum of six months following a successful conclusion of this offering.

We have not earned any revenues as of the date of this prospectus and do not expect to generate revenues until at least six months after we obtain funding from this offering. Potential investors should be aware of the difficulties we yet face in the development and the implementation of our business plan. These risks include without limitation:

     -    Finishing  the  development  of  our  initial  products;  and
     - The acceptance of our products into the market place to a sufficient extent that our operations become economically viable.

The likelihood of success must also be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the development of our business plan. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We have had losses since our inception and expect such losses to continue for the foreseeable future.

We have never earned revenues and we have never been profitable. As of December 31, 2002, we had an accumulated deficit of $99,520.00. Prior to completion of our development stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the sale of our products, we will not be able to earn profits or continue operations.

If our products are not accepted by the market place, our business plan will not succeed.

Corporate America together with other associations are bombarded with offers of educational and training materials designed to help the individual and the organization function more efficiently. If our materials on conflict resolution are not viewed by the market place as filling a worthwhile need, it is not likely that we will achieve profitability. In this event, the investor will most likely lose his or her investment.

We  depend  on  Scott  W.  Hansen  whom  we  may  not  be  able  to  retain.

We depend upon Scott W. Hansen to oversee the seminar and presentation side of our business since neither of our executive officers has any business experience in conflict resolution. Due to the competitive nature of our industry, we may not be able to retain Mr. Hansen. In such event, we could not prosecute our business plan unless we can replaced Mr. Hansen. It is uncertain whether we would be able to do so. In addition, we have no key-man life insurance on Mr. Hansen.

Investors will be unable to sell their securities if no market develops for those securities.

No market exists at the present time for our common shares. Investors in the offering will purchase securities that cannot be resold by those investors since no market exists. Even though we intend to seek in the future quotation on the OTC Bulletin Board, there can be no assurance when the market will develop or if the market will ever develop. If we are not successful in developing a market for our common shares, investors will not be able to sell their securities.

Since common shares purchased by the investor will be a penny stock, it will be more difficult for the investor to liquidate his or her investment.

RAC's common stock is defined as a penny stock pursuant to Rule 3a51-1 under the Securities Exchange Act. Penny stock is subject to Rules 15g-1 through 15g-10 of the Securities Exchange Act. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

     - Deliver to the customer, and obtain a written receipt for, a disclosure document;
     -    Disclose  certain  price  information  about  the  stock;
     - Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
     - Send monthly statements to customers with market and price information about the penny stock; and
     - In some circumstances, approve the purchasers account under certain standards and deliver written statements to the customer with information specified in the rules.

Rather than comply with these rules, many broker-dealers simply refuse to enter into penny stock transactions which may make it more difficult for investors to sell their shares and thereby liquidate his or her investment.

Since our directors and officers have no previous experience in conflict resolution, investors cannot rely on our officers and directors as being experts in this area which is our business focus.

Our officers and directors have no previous experience in the area of conflict resolution. All business decisions made by them regarding education in the area of conflict resolution will be in reliance on the advice of others due to this lack of experience. If reliable advice is not available, it is unlikely our business will succeed.

Forward-Looking  Statements
---------------------------

Many statements made in this prospectus are forward-looking statements that are not based on historical facts. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under this section entitled Risk Factors.


                                 USE OF PROCEEDS

The uses of the proceeds available to RAC from the sale of the shares in this offering are estimated below. RAC expects to use the net proceeds over the coming 12-month period for general corporate purposes, primarily as outlined below.

                       Assuming all
                       units are sold
Gross Proceeds          $250,000
Offering Expenses         25,000
Net Proceeds             225,000
Development of
 initial products        100,000
Pay existing debt         75,000
Working Capital           50,000
                        --------
Total                   $250,000
                        ========




(1)Estimated offering expenses include legal counsel fees and costs, Accounting fees and costs, printing costs, mailing and travel expenses, and related costs. This does not include a reserve for possible commissions payable to registered broker dealers. Management believes that no broker dealer assistance will be required.

(2)Working capital is the amount of RAC's current assets, such as cash, receivables and inventory, in excess of its current liabilities, such as accounts payable. As proceeds are received, they will be added to cash bank balances, increasing working capital. Working capital may be used to pay salaries and expenses of employees, including management personnel.

The first priority for offering proceeds is product development. The second priority is to secure working capital. The last priority is repayment of debt.


RAC has not and does not presently intend to impose any limits or other restrictions on the amount or circumstances under which any of such transactions may occur except, that none of RAC's officers, directors or their affiliates shall receive any personal financial gain from the proceeds of this offering except for reimbursement for out-of-pocket offering expenses and the payment of existing debt to an RAC shareholder.


                         DETERMINATION OF OFFERING PRICE

The $0.25 per share offering price of our common stock was arbitrarily determined based on our current perceived financing needs. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

                                    DILUTION

The following table shows as of December 31, 2002, the difference of the Pecuniary investment of existing shareholders and that of new investors purchasing shares in this offering.



                                                     TOTAL          AVERAGE
                       SHARES PURCHASED          CONSIDERATION       PRICE
                     NUMBER      PERCENT      AMOUNT      PERCENT  PER SHARE
                     -------     --------     -------     -------- ---------
Existing Shareowners 500,000       33%        $  15,000     5.7%   $0.03
New  investors     1,000,000       67%.       $ 250,000     94.3%  $0.25
Total              1,500,000      100%        $ 265,000     100.0%    --
                   =========     ========     =========   ======== =========

An investment in this offering will undergo immediate dilution when compared with the net tangible assets of RAC. The following table illustrates the per share dilution in net tangible book value to new investors if 100% of the entire offering is sold. All calculations are based on 500,000 common shares outstanding at December 31, 2002, and after the payment of $25,000 in offering expenses.



--------------------------------  ---------
Percent of offering sold            100%
--------------------------------  ---------
Public offering price per share:  $   0.25
                                  ---------
Net tangible book value
per share as of
December 31, 2002:                ($0.138)
--------------------------------  ---------
Increase per share attributed
to investors in
this offering:                    $  0.242
--------------------------------  ---------
Net tangible book value

per share as of
December 31, 2002, after
this offering:                    $  0.104
--------------------------------  ---------
Net tangible book
value dilution per share
to new investors:                 $  0.146
--------------------------------  ---------
Net tangible book value
dilution per share
to new investors expressed
as a percentage:                      58.4%
--------------------------------  ---------




                                PLAN OF OPERATION

As of December 31, 2002, RAC had cash totaling $4,230. This amount will sustain the corporate existence of RAC for the next 12 months but will not allow for any development of our business plan. Until RAC can acquire more working capital, we are unable to proceed with out business plan. We are in need of $100,000 in order to develop our products over the next twelve months. We believe if we can obtain $100,000 for this purpose, we will be able to develop and bring products to market that will enable us to generate revenues sufficient to begin and sustain operations.

If we are successful in selling the minimum offering amount of $175,000, we will have the net offering proceeds of $100,000 necessary to fund operations for the next twelve months. We will also have the additional working capital that will enable us to relieve RAC of some or all of its debt load and market its products in a more aggressive manner.

During the next six months, we expect to develop, market and conduct our first seminar. During the following six months, we expect to produce audio, video and printed materials of the seminar presentation that can be marketed in conjunction with our seminars or on a free standing basis. At the present time, RAC has its basic seminar presentation information but it needs to be further developed for presentation and dissemination.

If we are not successful in selling the minimum offering amount, we will have to seek other sources of funding, change the focus of our business plan so that it requires less funding, or abandon our business plan. There can be no assurance that we will be successful in selling this offering or any portion thereof.

                             DESCRIPTION OF BUSINESS

Introduction

RAC's business is to develop and market materials on the subject of conflict resolution to government and private groups and associations as well as to individuals and families. RAC believes that a major impediment to progress and success in today's society is discord created by conflict arising between persons at work and at home and between businesses and associations both public and private.

RAC's mission is to educate the public as to how conflict can be resolved in favor of progress through the distribution of products that will lead to profits for RAC and its investors. Through its products, consultation services, and training services, RAC will seek to reframe destructive beliefs and behaviors which affect human relations, into personal and professional empowerment, caring, trust, loyalty, and skills enabling workers and their employers to honor the interest of each other.

Individuals will learn how to prevent and resolve personal conflicts, understand why conflicts are unnecessarily created in their lives, and what they can do in response to others in conflict. A refreshing attitude of understanding, team spirit, defined purpose, respected boundaries, commitment, pleasant attitudes, improved performance, and more fun in life will be the intended outcome of RAC's products.

Conflict  Resolution  Products

RAC acquired the rights to use educational materials on the subject of conflict resolution that were originally developed by Equitable Resolutions Group, a sole proprietorship of Martin Macey. The materials are in the form of seminar presentations and include materials to be handed out at live seminars. We do not have any business relationship with Equitable Resolutions Group or Martin Macey. We have engaged the services of Scott W. Hansen to provide a finished seminar presentation based on materials obtained from Equitable Resolutions Group. Mr. Hansen's services will commence upon receipt of funding from this offering.

The materials need further development at which time they will be used in seminar presentations and consulting situations. The seminar presentations will also be reduced to video presentations and audio cassette for distribution in those formats. RAC also expects to distribute the information in published form.

Business  Operations

Our current business objective is to prepare for, launch, market and hold our first seminar. Our target date is six months from receipt of initial funding under this offering. Funding is necessary to complete and publish seminar materials which will take three months. We will then have three months lead time to make time and date arrangements for the seminar and to market the seminar.

Expenses necessary to reach the milestone of the first seminar we project to be $50,000. These expenses will include wages, printing costs, seminar hosting costs and marketing costs. However, upon holding the initial seminar, RAC will be positioned to hold additional successive seminar for diminishing costs which will be able to be funded by prior seminars.

Our second business objective is to publish and distribute video, audio and printed versions of our seminars. Third party contractors will print and assemble our audio and video tapes and/or CD's and manuals and produce packaging for shipment. We will then market these products through various means which management deems to be advantageous at the time. We specifically hope to engage a telemarketing firm that is already marketing self help materials to add our audio and video tapes and/or CDs and DVDs to other products it is selling. Our target date for completion of the first round of production of these products and to launch the marketing and distribution of these products is six months from the date of our first seminar. We plan on spending $50,000 on the initial production of these products and to initiate the marketing of these products. Our projection is to use revenues from product sales to pay ongoing marketing expenses and to maintain product inventory.

We anticipate funding for this second business objective to come from this offering. If funding is not available from this offering, it will be necessary to delay our time table until we can obtain funding from some other source and/or from revenues generated by seminar presentations.

Our third business objective is to consult privately for business and government units using the same materials developed for seminars. We intend to initiate marketing for this consulting upon presentation of our first seminar. We expect costs for consulting to be nominal incremental costs over the preparation costs for our initial seminar. If there is absolutely no working capital at the time of our first seminar either from this offering or shortly thereafter from seminar revenues, it will be necessary to delay corporate and business consultation until funds for marketing and implementation can be obtained.

After implementation of these objectives, it will be our purpose to grow our business in each area with continuous improvements and updates to our product material.

Product Development

We have no products being marketed at this time. The first product we intend to bring tyo the market place is a seminar based on resolving conflict in the education system. The seminar focus is on resolving conflict between:

- Teachers and students;
- Teachers and parents of students;
- Students and other students;
- Teachers and other teachers; and

- Teachers and administrators.



The cost of getting this product to market is projected to be $50,000. Most of this expense will be fees to Mr. Hansen to complete the seminar and marketing costs.

We will market the seminar to schools, school districts and parent teacher associations. We will charge seminar presentation fees based upon the number of seminar attendees. Revenue from Seminars are projected to average $2,000 per seminar based upon average attendance of between 60 and 80 persons per seminar.

Follow up products from this initial seminar will include reproductions of the seminar materials in the form of audio tape, video and/or DVD and books. We will sell the seminar content on audio tape for $40, on video or DVD for $50 and in written form for $15.

The successful introduction of this initial seminar into the market place, however, will be the springboard for our other products that will follow. Follow up products will include seminars on resolving conflict in government, business, the family and special interest groups and the audio tapes, videos or DVDs and books of those seminar materials.

Market  and  Customer  Base

We believe that the market for information and products that can educate and train persons and organizations how to obtain conflict resolution will continue to grow as our society seeks to survive and thrive in a climate of conflict and uncertainty. We believe that conflict lies at the heart of all obstructions to progress, whether we are discussing the progress of the individual or the organization. At present we have plans to target the following groups and to assist them in removing, or using in a constructive fashion, conflict in order for such groups to become successful in achieving their goals and objectives:

     -    Business  activity,  especially  as  it  relates  to  sales activities
     -    Corporate  or  other  business  structures
     -    Government
     -    Family
     -    Public  schools  and  other  educational  settings

The entities set forth above in and around the Salt Lake City, Utah area constitute our initial potential customer base. As our business grows, our potential market will be any where we have the financial resources to market and provide product.

Competition

We face a high level of competition. Consulting companies that cater to the corporate market are numerous. Also, self help literature targeted to the individual and the family is plentiful. However, we are not aware of any consulting companies in our market area that specifically market their services under the characterization of conflict resolution. Many consulting companies are large and well funded and have numerous contacts within the corporate and the business world. Barriers to entry into the consulting markets are low. Therefore, we expect additional competitors to enter these markets. We believe we can compete in our market by distinguishing our services from other providers and by focusing on our theme of conflict resolution. Methods of competition include cold calling, networking, advertising and direct selling.

Legal  Proceedings

As of the date of this prospectus, there is no pending litigation involving RAC.

Government  Regulation

It is possible that we will market some of our products via telemarketing. Accordingly, RAC's business may be subject to regulation under the federal Telemarketing and Consumer Fraud and Abuse Prevention Act and state laws applicable to consumer protection and telemarketing activities. Management believes that it can comply with all of the foregoing federal and state laws and the regulations promulgated thereunder. Any claim that RAC is not in compliance could result in judgments or consent agreements that required RAC to modify its marketing program. In the worst cases, enforcement of fraud laws can result in forcing a business to close and to subject the business and its management and employees to be subject to criminal prosecution and civil damage actions.

Employees

As of December 31, 2002, RAC has no employees other than management who serve on an as needed basis. It is expected that Mr. Woods and Mr. Bench will spend up to 15% of their business time on the affairs of RAC. Once we receive funding from this offering, we have a commitment for the services of Mr. Scott W. Hansen who will then spend up to 20% of his business time on the affairs of RAC. Mr. Hansen has expertise in seminar preparation and presentation and has experience in conflict resolution as a practicing attorney. Upon our receipt of funding, Mr. Hansen can justify branching out from his other financial pursuits and establish our seminar business which he has an interest in doing. Mr. Hansen is a partner in the law firm of Buchland, Orton, Darger, Hansen, Waldo and Barton in Salt Lake City, Utah. Once our products are developed and ready for market, we expect to hire employees and/or independent contractors to market the products of RAC.

Properties

We do not lease or own any real property. We maintain our corporate office at 4722 W. Harkness Dr., West Jordan, Utah 84088. This office space is an office sharing arrangement being provided as an accommodation to us by one of our officers where we can receive mail and perform other minimal corporate functions. As our business operations grow, it will be necessary for us to seek appropriate individual office space. Management believes suitable office space will be available when it is needed.


                                MANAGEMENT OF RAC

The  following persons are the current executive  officers and directors of RAC:

NAME                AGE     POSITION
----                ----    --------
C. Brenton Woods     58     President  and  Director

Richard  M.  Bench   61     Secretary  and  Director

Directors  of  RAC are elected by the shareholders annually, or as needed by the board  of  directors  to  fill  vacancies.

C. Brenton Woods. Mr. Woods is currently co-owner of Absolute Best Appraisals, a residential real estate appraisal firm in Salt Lake City, Utah. He has been an appraiser since June 1994 and in February 1998 became a

Certified Residential
Appraiser. Absolute Best Appraisals has been in operation since January 1998. Prior to that he was an independent appraiser for Accurate Appraisal Associates from August 1996 until January 1998; and from June 1994 until August 1996 was an independent appraiser with Young Appraisal Group all in Salt Lake City, Utah. Prior to being an appraiser, Mr. Woods was National Sales Manager for Hospital Services Corporation of America, a company specializing in the development, marketing and sales of medical staff software.

Richard M. Bench. Mr. Bench is a licensed realtor and for the past five years has been the operations and marketing manager for El Ray Bench Real Estate Corp. Mr. Bench's recent business experience has also included being director of marketing, director of skier services and ski instructor for Canyon Ski Resort, location near Park City Utah. Mr Bench has owned and operated several small businesses and is the owner and manager of several residential rental properties. Mr. Bench is the president and a director of Corporate Development Centers, Inc., a public company listed on the OTC Bulletin Board.

Executive  Compensation

RAC has not paid compensation to anyone during the fiscal year ended December 31, 2000. The following table sets forth the aggregate compensation paid to the

Chief Executive Officer of RAC, and to any other executive officer paid $100,000 or more during the entire period of RAC's existence to the date of this Prospectus.

          (a)                    (b)             (c)
       NAME  AND                               SALARY
     PRINCIPAL POSITION          YEAR            ($)
---------------------------  ------------    -------------

C.  Brenton  Woods,          Since inception
Chief Executive Officer      to June 30, 2002     0

Explanation  of  Columns:

(c) SALARY: Mr. Woods has received no monetary salary and it is not anticipated that he will receive any mandatory salary in the foreseeable future. Mr. Woods has received 50,000 shares of common stock of RAC as compensation for services rendered in connection with the formation and startup of RAC.

Employment  Agreements

No officer of RAC has an employment agreement with RAC at this time. If RAC's business plan proves initially successful, management intends to recommend to the board of directors that the President and all key employees be covered by employment agreements and non-compete provisions.

Director  Compensation

RAC has no arrangements pursuant to which directors have been compensated to date. No such director compensation has been paid:

RAC  has  no  plans  to  pay  directors'  compensation.

                             PRINCIPAL SHAREHOLDERS

The following table shows certain information known to RAC regarding the beneficial ownership of RAC's common stock as of December 31, 2002, and as adjusted to reflect the shares being sold through this offering, for:

  - each shareholder known by RAC to own beneficially 5% or more of the outstanding shares of its common stock;
- each  director;  and
- all  directors  and executive officers  as  a  group.

RAC believes that these beneficial owners, based on information they have furnished, have sole investment and voting power with respect to their shares, subject to community property laws where applicable.


                                      Before the         the  Offering(1)
                       Class of       Offering           After
Name                   Security       (Percent of class) (Percent of class)


----------------       ------------   -------------      -----------------
C. Brenton Woods       Common Stock   50,000 (10%)         50,000 (3.3%)
Richard M. Bench       Common Stock   50,000 (10%)         50,000 (3.3%)
Stephen B. Utley       Common Stock   400,000 (80%)       400,000 (26.7%)

All directors and
executive officers
as a group (2 person)  Common Stock   100,000 (20%)       100,000 (6.6%)

---------------------


(1) Assumes all 1,000,000 shares from the offering were sold and outstanding at December 31, 2002.


                              CERTAIN TRANSACTIONS

Mr. Stephen B. Utley, the holder of 80% of the issued and outstanding common shares of RAC loaned RAC $75,000 pursuant to a promissory note. Under the terms of the note, RAC is obligated to make best efforts to repay the note from the operating revenues of RAC. There is no stated interest rate on the note and the principal is to be repaid to Mr. Utley within five years from the date of the note which is February 1, 1999.

                      DESCRIPTION OF THE SECURITIES OF RAC

Common  Stock

The authorized capital stock of RAC consists of 10,000,000 shares of common stock, no par value (the "common stock" or "common shares" or "shares"), of which 500,000 shares were issued and outstanding on December 31, 2002. There were 3 holders of the common stock as of December 31, 2002.

Holders of the common stock are entitled to one vote per share on all matters submitted to a vote of shareholders of RAC and may not cumulate votes for the election of directors. Holders of the common stock have the right to receive dividends when, as, and if declared by the board of directors from funds legally available therefor. Upon liquidation of RAC, holders of the common stock are entitled to share pro rata in any assets available for distribution to shareholders after payment of all obligations of RAC. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. All shares of common stock have equal rights and preferences. All shares of common stock now outstanding are fully paid and non-assessable.

RAC has never paid a cash dividend on the common stock. RAC currently intends to retain all earnings, if any, to increase the capital of RAC to effect planned expansion activities and to pay dividends only when it is prudent to do so and
RAC's performance justifies such action. Holders of common stock are entitled to receive dividends out of funds legally available therefor when, as and if declared by RAC's board of directors.

Other  Securities
-----------------

At the present time, no other securities have been issued by RAC and no preferred shares are authorized.

Limitations  On  officers  And  directors  Liability  And  Indemnification

RAC's articles of incorporation provide that RAC will indemnify any officer, director or former officer or director, to the full extent permitted by law. This could include indemnification for liabilities under securities laws enacted for shareowner protection. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of RAC pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Transfer  Agent  And  Registrar

     The Transfer Agent and Registrar for the common stock will be Colonial Stock Transfer, 455 E. 400 South, Suite 100, Salt Lake City, Utah 84111 (801) 355-5740, fax (801) 355-6505.

                         SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, assuming the sale of all 1,000,000 shares being offered, RAC will have outstanding 1,500,000 shares of common stock. Of the outstanding shares, the shares of common stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of RAC, which will be subject to the resale limitations of Rule 144 adopted under the Securities Act. All of the 500,000 shares held by existing shareholders are "restricted" securities within the meaning of Rule 144. Such shares, however, can be sold by complying with Rule 144. No shares are subject to any "lock-up" agreement or similar arrangement.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year, including "affiliates" as that term is defined under the Securities Act, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

  - one percent (1%) of the then outstanding shares of the common stock or
- the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Commission.

Sales under Rule 144 are subject
to certain requirements relating to manner of sale, notice and availability of certain current public information about RAC. A person (or persons whose shares are aggregated) who is not deemed to have been an "affiliate" of RAC at any time during the 90 days immediately preceding the sale and who has beneficially owned shares for at least two years is entitled to sell such shares under Rule 144(k) without regard to these limitations.

RAC's common stock is not listed or quoted on any organized exchange or other trading market, nor has RAC applied for a formal listing or quotation. RAC does not currently meet the numerical requirements to have its shares listed on a United States stock exchange or quoted on the NASDAQ over-the-counter market. A trading market may not develop or be sustained. The post-offering fair value of RAC's common stock, whether or not any secondary trading market develops, is variable and may be impacted by the business and financial condition of RAC, as well as factors beyond RAC's control. Sales of substantial amounts of shares in any public market could cause lower market prices and even make it difficult for RAC to raise capital through a future offering of its equity securities.


                              PLAN OF DISTRIBUTION

No  Broker-Dealer  or  Selling  Agent  Now  Planned

RAC  is  offering 1,000,000 Shares of RAC's securities through its  president,
C. Brenton Woods, as a direct public offering at a purchase price of $0.25 per share. The offering is planned to be managed by Mr. Woods without any under writer, and without any underwriting discounts or sales commissions. The shares will be offered and sold by our president who will receive no sales commissions or other compensation, except for reimbursement of expenses actually incurred on behalf of RAC for such activities. In connection with his efforts, he will rely on the "safe harbor" provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934 (the "1934 Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the 1934 Act for associated persons of an issuer. No one, including RAC, has made any commitment to purchase any or all of the shares. Rather, Mr. Woods will attempt to find purchasers for the shares. RAC cannot state how many shares will be sold.

RAC anticipates making sale of the shares to persons whom it believes may be interested or who have contacted RAC with interest in purchasing the securities. RAC may sell shares to such persons if they reside in a state in which the shares legally may be sold and in which RAC is permitted to sell the shares. RAC is not obligated to sell shares to any such persons.

Minimum  Offering  Amount

RAC has established a minimum offering amount $175,000. Investor money will be held in escrow pending the minimum offering amount being raised. After the minimum is raised, each subscription for shares in this offering that is accepted by RAC will be credited immediately to the cash accounts of RAC and such investor funds may be spent by RAC without any waiting period or other contingency.

Determination  Of  Offering  Price

Prior to this offering there has been no market for the common stock of RAC, and RAC has had essentially no business operations to date. The public offering price has been determined arbitrarily by RAC's board of directors.

RAC reserves the right to reject any subscription in full or in part and to terminate the offering at any time. Officers, directors present shareholders of RAC and persons associated with them may be sold some of the shares. However, officers, directors and their affiliates shall not be permitted to purchase more than 20% of the shares sold hereunder and such purchases will be held for investment and not for resale. In addition, no proceeds from this offering will be used to finance any such purchases.

No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and if given or made, that information representations must not be relied on as having been authorized by RAC. This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities it offers to any person in any jurisdiction in which that offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances, create any implication that the information in this prospectus is correct as of any date later than the date of this prospectus.

The shares have not been registered in any state except Utah and may only Be offered or traded in such other states pursuant to an exemption From registration. Officers, directors and affiliates of RAC will not be allowed to purchase shares in the offering.

Purchasers of shares either in this offering or in any subsequent trading market which may develop must be residents of states in which the securities are registered or exempt from registration. Some of the exemptions are self-executing, that is to say that there are no notice or filing requirements, and compliance with the conditions of the exemption render the exemption applicable.




The  estimated  costs  of  this  offering  are  as  follows:

     SEC  registration  fee                         $       70
     Blue  sky  fees  and  expenses                 $     1930
     Printing  and  shipping  expenses              $      500

     Legal  fees  and  expenses                     $   20,000
     Accounting  fees  and  expenses                $      500
     Transfer, Escrow and Miscellaneous expenses    $    2,000

Total                                               $   25,000
-----


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Gary R. Henrie, our independent legal counsel, has provided an opinion on the validity of our common stock.


Ted A. Madsen, independent certified accountant, audited the financial statements and presented his report with respect to the audited financial statements. Ted A. Madsen's report was given upon his authority as an expert in accounting and auditing.

      DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Our  directors  and  officers  are  indemnified  as  provided  by  the Utah Code
Annotated and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                              FINANCIAL STATEMENTS

Index  to  Financial  Statements:

1.  Report  of  Independent  Auditor

2. Audited Financial Statements for the fiscal years ended December 31, 2002 and 2001:

     a.  Balance  Sheet

     b.  Statement  of  Operations

     c.  Statement  of  Cash  Flows

     d.  Notes  to  the  Financial  Statements

                        Resolution Assistance Corporation
                          (A Development Stage Company)
                              Financial Statements
                           December 31, 2002 and 2001

Ted A. Madsen
                 CERTIFIED PUBLIC ACCOUNTANT

                    684 EAST VINE STREET #3
                      MURRAY, UTAH 84107
                  TELEPHONE (801) 268-2632
                     FAX (801) 262-3978

TED A. MADSEN, CPA        MEMBER:  AMERICAN INSTIUTE OF
                                   CERTIFIED PUBLIC ACCOUNTANTS

                                   UTAH ASSOCIATION OF
                                   CERTIFIED PUBLIC ACCOUNTANTS

                                   CERTIFIED PUBLIC ACCOUNTANT



                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Stockholders of Resolution Assistance Corporation


I have audited the accompanying balance sheets of Resolution Assistance Corporation (a Development Stage Company) as of December 31, 2002 and 2001 and the related statements of operations, stockholders' equity (deficit) and cash flows from inception of the development stage on October 27, 1998 through December 31, 2002 and for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Resolution Assistance Corporation (a Development Stage Company), as of December 31, 2002, and the results of its operations and cash flows from inception of the development stage on October 27, 1998 through December 31, 2002 and for the years ended December 31, 2002 and 2001 in conformity with generally accepted accounting principles in the United States.



/s/ Ted A. Madsen
Ted  A.  Madsen,  CPA
February  14,  2003
Salt Lake City, Utah

                        Resolution Assistance Corporation
                          (A Development Stage Company)
                                 Balance Sheets
                           December 31, 2002 and 2001



          Assets
                                             2002     2001
                                         ---------------------


Cash                                     $  4,230    $  1,280

Other assets - ERG contract less
accumulated amortization of
 $75,000 and $75,000 - Note 4                    -         -
                                         ---------------------

    Total Assets                         $   4,230   $  1,280
                                         =====================
    Liabilities and Stockholders'
     Equity (Deficit)

Liabilities

  Loan from shareholder                  $      -     5,000
  Note payable -shareholder
  - Note 5                                 75,000    75,000
                                         ---------------------

    Total Liabilities                      75,000    80,000

Stockholders' Equity (Deficit)

  Common Stock, Authorized
    10,000,000 shares of no par value,
    $.001 stated value, 766,700 and
    500,000 shares issued
    and outstanding at
     December 31, 2002 and
    2001, respectively                        767       500

  Additional Paid in Capital               27,983    18,250

Deficit Accumulated During the
  Development Stage                       (99,520)  (97,470)
                                         ---------------------

  Total Stockholders' Equity (deficit)    (70,770)  (78,720)
                                         ---------------------

  Total Liabilities and Stockholders'
  Equity                                 $  4,230   $ 1,280
                                         =====================










           See accountant's reports and notes to financial statements

                        Resolution Assistance Corporation
                          (A Development Stage Company)
                            Statements of Operations
                 For the years ended December 31, 2002 and 2001
                    (With Cumulative Figures from Inception)




                                                                From date
                                                                of inception
                                      For the      For the      on October
                                      year ended   year ended   27,  1998  to
                                      December 31, December 31, December 31,

                                          2002       2001          2002
                                      ---------------------------------------
Revenues:                             $      -   $      -   $            -

Expenses:
  Amortization expense                         -      3,125           75,000
  Bank charges                                20          -               20
  Taxes and licenses                         435        131              816
  Legal and professional fees              1,595      1,020           19,784
  Rent                                         -          -            3,900
                                      ---------------------------------------


  Total Expenses                           2,050      4,276           99,520

Net (Loss)                            $   (2,050)  $ (4,276)  $      (99,520)
                                      =======================================
Net Loss Per Share                         (0.00)     (0.01)           (0.18)
                                      =======================================

Weighted average shares outstanding      744,475    500,000          558,674
                                      =======================================



            See accountant's report and notes to financial statements

                        Resolution Assistance Corporation
                          (A Development Stage Company)
                   Statement of Stockholder's Equity (Deficit)
                 For the years ended December 31, 2002 and 2001
                    (With Cumulative Figures from Inception)


                                                           (Deficit)
                                                           Accumulated
                               Common Stock    Additional  During  the
                                               paid-in     Development
                             Shares   Amount   Capital     Stage        Total
                             ------------------------------------------------
Balance, October 27, 1998
 (beginning of
  development stage)
                                   -  $     -  $      -  $      -   $      -

Shares issued for
 cash at $.0375              400,000      400    14,600         -     15,000

Shares issued for
 services at $.0375          100,000      100     3,650         -      3,750

Net loss since the
 beginning of the

  development stage
  October 27, 1998
  to December 31, 1998             -        -         -    (4,806)    (4,806)
                             ------------------------------------------------
Balance,
 December 31, 1998           500,000      500    18,250    (4,806)    13,944

Net loss for period                -        -         -   (46,372)   (46,372)
                             ------------------------------------------------
Balance,
 December 31, 1999           500,000      500    18,250   (51,178)   (32,428)
                             ------------------------------------------------
Net loss for the
 year ended
  December 31, 2000                -        -         -   (42,016)   (42,016)
                             ------------------------------------------------
Balance,
 December 31, 2000           500,000      500    18,250   (93,194)   (74,444)

Net loss for
 the year ended
  December 31, 2001                -        -         -    (4,276)    (4,276)
                             ------------------------------------------------
Balance,
 December 31, 2001           500,000      500    18,250   (97,470)   (78,720)

Shares issued for
 cash @ $.0375 per share     266,700      267     9,733         -     10,000


Net loss for
 the year ended
  December 31, 2002                -        -         -    (2,050)    (2,050)
                             ------------------------------------------------
Balance,
 December 31, 2002           766,700  $   767  $ 27,983  $(99,520)  $(70,770)
                             ================================================






            See accountant's report and notes to financial statements

                        Resolution Assistance Corporation
                          (A Development Stage Company)
                            Statements of Cash Flows
                 For the years ended December 31, 2002 and 2001
                    (With Cumulative Figures from Inception)


                                                            From the date
                                                            of inception
                                  For the      For the      on October
                                  year ended   year ended   27,  1998  to
                                  December 31, December 31, December 31,


                                  2002         2001          2002
                                  --------------------------------
Cash Flows from
 Operating Activities

  Net Loss                        $(2,050)  $(4,276)  $(99,520)

  Adjustment to reconcile
    net loss to net cash
    provided by operations

  Amortization                          -     3,125     75,000
  Services paid by
   shares of common stock               -         -      3,750
                                  -----------------------------
  Net cash flows provided
  (used) by operating activities   (2,050)   (1,151)   (20,770)

Cash Flows from
 Investing Activities
  Investment in ERG Contract            -         -    (75,000)

Net cash from
 Investing Activities                   -         -    (75,000)
                                  -----------------------------
Cash Flows from
 Financing Activities
  Common Stock
   Issued for Cash                 10,000         -     25,000
  Note payable - shareholder            -         -     75,000
  Loan from shareholder            (5,000)        -          -
                                  -----------------------------
Net cash from
 Financing Activities               5,000         -    100,000

Net increase
 (decrease) in cash                 2,950    (1,151)     4,230

Cash,
 beginning of year                  1,280     2,431          -
                                  -----------------------------
Cash,
end of period                     $ 4,230   $ 1,280   $  4,230
                                  =============================




            See accountant's report and notes to financial statements

                        Resolution Assistance Corporation
                          (A Development Stage Company)
                        Notes to the Financial Statements
                           December 31, 2002 and 2001

Note  1  -  Summary  of  Significant  Accounting  Policies

a.       Organization

The Company was organized under the laws of the state of Utah on October 27, 1998. The Company is currently looking for business opportunities and has not commenced business operations

b.       Accounting  Method

The  company  recognizes  income and expenses on the accrual basis of accounting

c.  Earnings  (Loss)  Per  Share

The computation of earnings per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements.

d.       Cash  and  Cash  Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

e.       Provision  for  Income  Taxes

No provision for income taxes has been recorded due to the net operating loss in the first year.

f.     Organization  Costs

Organization  costs  were  charged  to  current  operations  as  incurred.

g.     Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note  2  -  Development  Stage  Company

The Company is a development stage company as defined in Financial Accounting Standards Board Statement No. 7. It is concentrating substantially all of its efforts in raising capital and developing its business operations in order to generate significant revenues.

Note  3  -  Related  Party  Transactions

The Company retained a shareholder to assist with the formation of the Company and issued 100,000 shares of its common stock for these services. These services were valued at $3,750 or $.0375 per share.

                        Resolution Assistance Corporation
                          (A Development Stage Company)
                        Notes to the Financial Statements
                           December 31, 2002 and 2001

Note  4  -  Certain  Transactions

On February 1, 1999 the Company entered into an agreement with the Equitable Resources Group, LLC (ERG) whereby the Company secured the exclusive right to the services of ERG for a two year period for purposes of producing and marketing products and services in the industry of conflict resolution. Pursuant to the terms of the agreement, the Company paid ERG an initial payment of $75,000.00. Thereafter, the Company will retain one-third of all gross revenue generated by ERG under terms of the agreement. As of December 31, 2001 and 2000, no revenues have been generated by ERG under the terms of the agreement.

Note  5  -  Note  Payable-Shareholder

In order to facilitate the transaction as mentioned in note 4 above, a shareholder advanced the Company $75,000.00. Under terms of the note the Company is obligated to make best efforts to repay the note from the revenues generated through the agreement with ERG. There is no stated interest rate on the note and the principal is to be repaid to the shareholder within five years from the date of the note which is February 1, 1999.

CHANGES  IN  AND  DISAGREEMENTS  WITH  ACCOUNTANTS

We  have  had  no  changes  in  or  disagreements  with  our  accountants.


                              AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of our contracts, agreements or documents. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving our company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth
Street,  N.W.,  Washington,  D.C.  20549.    Please  call  the  Commission  at
1-800-SEC-0330 for further information on the operation of the public reference room. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART  II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM  24.  Indemnification  of  directors  and  officers

     The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

Section 16-10a-902 of Utah Code Annotated grants authority to a Utah corporation to indemnify officers and directors as follows:

     (1) Except as provided in subsection (4), a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if:

     (a)  his  conduct  was  in  good  faith;  and

     (b) he reasonably believed that his conduct was in, or not opposed to, the corporation's best interests; and

     (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     (2) A director's conduct with respect to any employee benefits plan for a purpose he reasonably believed to be in or not opposed to the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Subsection (1)(b).

     (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the statutory standard of conduct described in this section.

     (4)  A  corporation  may  not  indemnify  a  director  under  his  section.

     (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

     (b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

     (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

The registrant's Articles of Incorporation limit liability of its officers and directors to the full extent permitted by Utah Revised Business Corporation Act.

ITEM  25.  Other  Expenses  of  Issuance  and  Distribution*

The following table sets forth the estimated costs and expenses to be paid by RAC in connection with the offering described in the registration statement.

*     All  expenses  except  SEC  registration  fee  are  estimated.

     Amount

     SEC  registration  fee                             $      70
     Blue  sky  fees  and  expenses                     $    1930
     Printing  and  shipping  expenses                  $     500
     Legal  fees  and  expenses                         $  20,000
     Accounting  fees  and  expenses                    $     500
     Transfer,  Escrow  and  Miscellaneous  expenses    $   2,000

Total                                                   $  25,000

ITEM  26.  Recent  Sales  of  Unregistered  Securities

On October 27, 1998, RAC issued a total of 500,000 unregistered shares of common stock. 400,000 shares were issued to Stephen B. Utley, 50,000 shares were issued to C. Brenton Woods and 50,000 shares were issued to Richard M. Bench, all directors of RAC. The shares were issued for a total consideration of $15,000 or $.03 per share. This offering was conducted in reliance on Section 4(2) of the Securities Act of 1933 and state corollary exemptions.

ITEM  27.  Exhibits

Index          SEC  Reference
Exhibit  No.   Document

3.1            Articles  of  Incorporation  (1)
3.2            By-Laws  (1)

5              Opinion  on  Legality

23.1           Consent  of  Ted  A.  Madsen,  C.P.A.

23.2           Consent of Counsel to Issuer (included in Exhibit 5)
99.1           Subscription Agreement

(1)  Previously  filed  as  an  exhibit  to RAC's Form SB-2 on February 9, 1999.

ITEM  28.  Undertakings

     Subject to the terms and conditions of Section 15(d) of the Securities Exchange act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

     Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to its Articles of Incorporation or provisions of the Nevada Revised Statutes, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, heretofore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The  Registrant  hereby  undertakes  to:
          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (a) Include any prospectus required by section 10(a)(3) of the Securities Act; (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

     Notwithstanding the foregoing, any increase or decrease in volume or securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (c) Include any additional or change material information on the plan of distribution.

          (2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it has met all of the requirements of filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, in Salt Lake City, Utah, on January 7, 2003.

                        By:  /s/ C.  Brenton  Woods
                             ____________________
                             C.  Brenton  Woods,
                             Chief  Executive  Officer,
                             Chief  Financial  Officer
                             Director  and  President

In accordance the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated

Signatures                    Title                          Date

/s/ C.  Brenton  Woods
____________________     Chief  Executive  Officer,        January  7,  2003
C.  Brenton  Woods       President,  Chief  Financial
                         Officer  and  Director


/s/ Richard  M.  Bench
____________________     Secretary  and  Director          January  7,  2003
Richard  M.  Bench